                       MARYLAND FULL-SERVICE OFFICE LEASE

                          CAMDEN YARDS NORTH WAREHOUSE

                                 by and between

                           MARYLAND STADIUM AUTHORITY
                                    Landlord

                                      and

                         PHYSICIANS QUALITY CARE, INC.

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                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----
1.   SUMMARY OF TERMS.......................................................  1
2.   DEFINITIONS............................................................  3
3.   LEASED PREMISES........................................................  4
4.   TERM AND COMMENCEMENT OF TERM..........................................  4
5.   TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES.........................  5
6.   RENT...................................................................  7
7.   OPERATING COSTS; TAXES.................................................  8
8.   USE, CARE AND REPAIR OF PREMISES BY TENANT............................. 11
9.   RULES AND REGULATIONS.................................................. 13
10.  COMMON AREA............................................................ 13
11.  SERVICES AND UTILITIES................................................. 15
12.  PARKING................................................................ 16
13.  LOSS, DAMAGE AND INJURY................................................ 17
14.  REPAIRS BY LANDLORD.................................................... 17
15.  ALTERATIONS,  TITLE AND PERSONAL PROPERTY.............................. 18
16.  INSURANCE.............................................................. 20
17.  DAMAGE AND DESTRUCTION................................................. 22
18.  CONDEMNATION........................................................... 24
19.  BANKRUPTCY............................................................. 25
20.  DEFAULT PROVISIONS AND REMEDIES........................................ 27
21.  LANDLORD'S LIEN........................................................ 31
22.  INDEMNITY.............................................................. 32
23.  LIMITATION ON LANDLORD LIABILITY....................................... 32
24.  LANDLORD OBLIGATIONS................................................... 33
25.  ASSIGNMENT AND SUBLETTING.............................................. 33
26.  HOLDING OVER........................................................... 35
27.  SUBORDINATION AND ATTORNMENT........................................... 36
28.  ESTOPPEL CERTIFICATES.................................................. 37
29.  PEACEFUL AND QUIET POSSESSION.......................................... 37
30.  LANDLORD'S ACCESS TO PREMISES.......................................... 37
31.  BROKERS, COMMISSIONS, ETC.............................................. 38
32.  RECORDATION............................................................ 38
33.  MANDATORY STATE CLAUSES................................................ 38
34.  MISCELLANEOUS.......................................................... 40


                                       i
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SCHEDULES

     A - Plat showing location of the Premises
     B - Pilot Agreement
     C - Work Letter: Base Building Improvements; Tenant Improvements; Schedule D - Tenant Improvement Financing Schedule
     E - Rules and Regulations
     F - Cleaning Specifications
     G - Contract Affidavit

                       MARYLAND FULL-SERVICE OFFICE LEASE

                          CAMDEN YARDS NORTH WAREHOUSE

     THIS LEASE is made and entered into as of the ______day of October, 1995,

by and between the MARYLAND STADIUM AUTHORITY, an instrumentality of the State of Maryland ("Landlord") and PHYSICIANS QUALITY CARE, INC., a Delaware

corporation ("Tenant").

     In consideration of the rents hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

     1.  SUMMARY OF TERMS.

     The following is a summary of the principal terms of the Lease. Any capitalized term set forth below shall, for the purposes of this Lease, have the meaning ascribed to it in this Section 1.

     A.   Description of Premises

          (1) Building: The northern portion of the Camden Yards Warehouse Building located at 323 W. Camden Street, Baltimore, Maryland, being the northern part of the Camden Yards Warehouse Building.

          (2) Premises: The approximately 2,600 square feet of Rental Area on the 6th floor of the Building as shown on Schedule A.

     B.   Rent

          (1) Annual Basic Rent: The product of fifteen dollars ($15.00) multiplied by the agreed rental area for purposes of rent calculation ("Agreed Rental Area") of Two Thousand Two Hundred and Fifty (2,250) square feet. The Annual Basic Rent includes the Base PILOT and the Base Operating Costs. The foregoing rates are subject to adjustment pursuant to Section 7.

          (2)  Advance Rent:  None.

          (3)  Security Deposit:  None.

     C.   Adjustments to Rent and Other Charges:

          (1) Annual Payment in Lieu of Real Estate Taxes ("PILOT"): For the first Rental Year, the product of One Dollar and Twenty-nine Cents ($1.29) multiplied by the Agreed Rental Area of the Premises, which amount is included in the Annual Basic Rent ("Base PILOT"). The PILOT for each succeeding Rental Year during the initial Term shall be increased by the product of three percent (3%) multiplied by the PILOT for the immediately preceding Rental Year ("PILOT Increase"), but in no event shall the PILOT plus the PILOT Increase exceed the amount of real property taxes otherwise payable to Baltimore City under the Tax-Property Article by Tenant under TP
(S)6-102(e), all as set forth in the Pilot Agreement between the Maryland Stadium Authority and The Mayor and City Council of Baltimore dated May 18, 1994, a copy of which is attached as Schedule B.

          (2) Base Operating Costs: Five Dollars ($5.00) per square foot of Agreed Rental Area, which amount is included in the Annual Basic Rent.

          (3) Monthly Parking Fee: The monthly parking fees calculated in accordance with Section 12.

     D.   Term

          (1) Term: Five (5) years, plus any Renewal Terms for which Tenant has properly exercised its option.

          (2) Lease Commencement Date: The date on which the Term shall commence, as determined pursuant to Section 4.1.

          (3) Termination Date: The date on which the Term shall expire, as determined pursuant to either Section 4.1 or Section 4.3.

     E.   Notice and Payment

          (1)  Tenant Notice
               Address:             Physicians Quality Care, Inc.
                                    950 Winter Street, Suite 2410
                                    Waltham, Massachusetts 02154
                                    Attention: Nancy Kelly

          (2)  Landlord Notice
               Address:             Maryland Stadium Authority
                                    Suite 500, The Warehouse at
                                        Camden Yards
                                    333 West Camden Street
                                    Baltimore, MD 21201
                                    Attention: Bruce H. Hoffinan, P.E.
                                              Executive Director

          (3)  Landlord Payment
               Address:             Maryland Stadium Authority
                                    Suite 500, The Warehouse at
                                        Camden Yards
                                    333 West Camden Street
                                    Baltimore, MD 21201

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      2.  DEFINITIONS.

     For purposes of this Lease, the Schedules attached and made a part hereof and all agreements supplemental to this Lease, unless otherwise defined in such supplemental agreements, the following terms shall have the respective meanings as set forth in the following Section, subsection, paragraph and Schedule references:


                                                                    Reference

Additional Rent..................................................         6.2
Alterations......................................................        15.1
Annual Basic Rent................................................     1.B.(1)
Bankruptcy Code..................................................        19.1
Base Operating Costs.............................................        7.1a
Casualty.........................................................        17.1
Common Area......................................................        10.1
Default Rate.....................................................         6.3
Event of Default.................................................        20.1
Event of Tenant's Bankruptcy.....................................        19.1
Fractional Share.................................................        7.1b
Insolvency Laws..................................................        19.1
Initial Parking Spaces...........................................          12
Land.............................................................       7.I.e
Landlord Notice Address..........................................     1.E.(2)
Landlord Payment Address.........................................     1.E.(3)
Lease Commencement Date..........................................     1.D.(2)
Mortgage.........................................................          27
Mortgagee........................................................          27
Operating Costs..................................................       7.1.a
Public Areas.....................................................  Schedule E
Renewal Term.....................................................         4.3
Rental Area......................................................     1.A.(2)
Rental Year......................................................         6.1
Rules and Regulations............................................           9
Stock Transfer...................................................        25.2
Tax Year.........................................................       7.1.d
Taxes............................................................       7.1.c
Tenant Improvements..............................................         5.2
Tenant Notice Address............................................     1.E.(1)
Tenant's Personal Property.......................................        15.3
Term.............................................................         4.1
Termination Date.................................................     1.D.(3)

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      3.  LEASED PREMISES.

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises as shown on the plan attached hereto as Schedule A, together with the non-exclusive easement, during the Term, for use of the Common Area and the pedestrian walkways providing access to the Building.

     Tenant acknowledges that portions of the walkways surrounding the Building constitute public right-of-way as well as part of the pedestrian access and circulation system for the Oriole Park at Camden Yards and that during baseball games, baseball-related events and events sponsored by Landlord, such walkways shall be used by members of the public entering and leaving the Oriole Park at Camden Yards.

      4.  TERM AND COMMENCEMENT OF TERM.

     4.1 Term. The term of this Lease (the "Term") shall commence on the earlier of:

          a. the date on which Tenant shall take possession of all or any portion of the Premises, for the purpose of commencing the operation of its business therein, provided that such possession shall be only with the written approval of the Landlord, which shall not be unreasonably withheld, or

          b. fifteen (15) days following the date the Premises are Ready for Occupancy, subject to further provisions of this Section 4.1, (the earlier of a or b being hereinafter referred to as the "Lease Commencement Date") and shall be for the period of time set forth in Section 1.D.(1), plus the part of the month, if any, from the Lease Commencement Date to the first fill month of the Term, unless earlier terminated pursuant to any other provision of this Lease or pursuant to law.

     Notwithstanding anything contained in this Lease to the contrary, in the event the Lease Commencement Date has not occurred by March 31.1995, this Lease shall terminate and be of no further force and effect.

     4.1 Ready for Occupancy. For purposes hereof, the Premises shall be deemed conclusively ready for occupancy ("Ready for Occupancy") when Landlord has substantially completed its work on the Tenant's Improvements. Substantial completion means that the Premises can be used for their intended purpose as professional offices with only Punchlist Items not affecting use outstanding.

     4.2 Options to Renew. Provided Tenant or an approved subtenant is in possession of the Premises and an Event of Default does not exist under this Lease, Tenant shall have one (1) option to renew the Term of this Lease for one
(1) additional period of five (5) years ("Renewal Term") to commence immediately upon the expiration of the initial Term, or the immediately preceding Renewal Term, as the case may be, upon the same terms, covenants and conditions as contained in this Lease, except that (i) the rate of Annual Basic Rent payable by Tenant during such Renewal Term shall be the amount agreed upon in writing by

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Landlord and Tenant; which rate shall be based upon fair market rents of other singular tenants at that time.

     In order to exercise the option granted herein, Tenant shall so notify Landlord, in writing, not less than three (3) months prior to the expiration of the initial Term, and if no such notice of exercise of the option is received, the option shall be deemed waived. In the event Tenant exercises its option, Landlord and Tenant shall execute a modification to this Lease acknowledging such renewal and setting forth the new Annual Basic Rent.

     An option shall be void if, at the time of exercise of such option, Tenant or an approved subtenant is not in possession of the Premises, an Event of Default exists under this Lease, or Tenant fails to deliver the requisite notice thereof within the time period specified above. The options granted herein shall not be severed from this Lease, exercised collectively, or separately sold, assigned or transferred.

      5.  TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES.

     5.1 Base Building Improvements. Landlord shall, at its sole cost and expense, provide the base building improvements ("Base Building Improvements") described under the heading "Base Building Improvements" in the work letter attached as Schedule C ("Work Letter").

     5.2 Tenant Improvements. Prior to the Lease Commencement Date, Landlord shall make the improvements to the Premises described in the Plans and Specifications to be developed under the heading "Tenant Improvements" ("Tenant Improvements") in the Work Letter attached as Schedule C, in accordance with the then-current Baltimore City building, health, fire, and other codes, rules and ordinances applicable to office buildings in downtown Baltimore City regardless of the applicability of such codes generally to real property owned by the State of Maryland or its agencies or instrumentalities. Landlord shall bear the cost of the Tenant Improvements in an amount not to exceed Eighty-five Thousand Dollars ($85,000.00). Any cost in Tenant Improvements in excess of $85,000 shall be the sole responsibility of Tenant.

     Landlord and Tenant have agreed that Landlord shall finance the Tenant Improvements ("Tenant Improvement Financing") in an amount not to exceed Eighty-five Thousand Dollars ($85,000.00) at an interest rate of seven percent (7%) per annum in accordance with the schedule for repayment attached hereto as Schedule
D. The Tenant Improvement Financing shall be secured by a letter of credit, in an amount equal to the unamortized portion of the Tenant Improvement Financing, which letter of credit shall be obtained by Tenant from a lender and on terms satisfactory to Landlord. The Tenant Improvement Financing shall be prepaid upon the occurrence of an Event of Default under this Lease or in the event this Lease is terminated and Landlord has not otherwise been paid the full outstanding amount of the Tenant Improvement Financing from insurance proceeds or taking awards.

     Landlord and Tenant acknowledge the desirability of limiting the costs of the Tenant Improvements to $85,000 (the "Budget"), thereby limiting Tenant's exposure for excess costs.

Landlord and Tenant shall use all reasonable efforts to cause the architect designing the Tenant Improvements to produce Plans and Specifications describing Tenant Improvements which can be constructed within the Budget. Landlord shall keep Tenant informed during the process of soliciting and reviewing bids from contractors for performing the Tenant Improvements. In the event the contractor submitting the best bid acceptable to both Landlord and Tenant estimates the total cost of constructing the Tenant Improvements in accordance with the Plans and Specifications to exceed the Budget, Landlord and Tenant shall cooperate in good faith to reduce the total cost to Budget through value engineering. Tenant covenants and agrees to promptly pay to Landlord upon receipt of invoice any excess of the cost of Tenant Improvements over the Budget. If the cost of the Tenant Improvements is less than the Budget, the Tenant Improvement Financing shall be appropriately adjusted.

     5.3. Completion Schedule. A schedule with time lines for completion of the Base Building Improvements and Tenant Improvements is attached hereto as a part of Schedule C and made a part hereof ("Completion Schedule"). Landlord and Tenant shall use all reasonable efforts, and shall cause the architects, designers and contractors to use all reasonable efforts, to adhere to the Completion Schedule.

     5.4. Acceptance of Premises. Landlord shall notice Tenant in writing at least thirty (30) days prior to the date the Premises are expected to be Ready for Occupancy so that Tenant may schedule its move to the Premises. Within the first ten (10) days after Landlord's notice, Landlord shall furnish Tenant with a punchlist of items to be completed by Landlord ("Punchlist Items") and a schedule for their completion, and shall make the Premises available for inspection. Tenant shall comment in writing upon the Punchlist Items and the schedule within five (5) days following Landlord's submission, and in the absence of such commentary within said five-day period Tenant shall be deemed to have concurred with the Punchlist Items and schedule as submitted by Landlord. Landlord and Tenant shall cooperate in good faith to resolve any disagreements between them regarding the Punchlist Items and the schedule. Occupancy of the Premises by Tenant for the purpose of commencing operation of its business shall be deemed to constitute acceptance of the Premises and acknowledgement by Tenant that Landlord has fully complied with its obligations hereunder to construct and deliver the Premises to Tenant, except the Punchlist Items, which shall be completed by Landlord in accordance with the approved schedule. Landlord, its agents, employees and contractors shall have the right to enter the Premises before or after normal business hours, as set forth in Section 11, to complete or repair any such Punchlist Items and such entry for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant of any of its obligations under this Lease.

      6.  RENT.

     6.1. Annual Basic Rent. Tenant shall pay to Landlord during each Rental Year of the Term fixed rent equal to the Annual Basic Rent as set forth in
Section 1.B.(l). Annual Basic Rent shall be payable in advance on the first day of each month of the Term in equal monthly installments, without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off. If the Term of this Lease shall commence on a day other than the first day of a month, the first payment shall include any prorated Annual

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Basic Rent for the period from the Lease Commencement Date to the first day of the first full calendar month of the Term.

     "Rental Year" shall mean each successive twelve (12) calendar month period occurring during the Term of this Lease, or portion of such a period, with the first Rental Year commencing as of the Lease Commencement Date and ending on the last day of the twelfth full calendar month thereafter. For any Rental Year of less or more than twelve full months, Annual Basic Rent shall be adjusted accordingly. All Annual Basic Rent and Additional Rent shall be paid to Landlord at the Landlord Payment Address.

     6.2. Additional Rent. Tenant shall pay to Landlord as additional rent ("Additional Rent") all other sums of money which shall become due and payable hereunder, including, but not limited to, the payment of the Tenant Improvement Financing as set forth on Schedule D hereto and Monthly Parking Fees pursuant to
Section 12 hereof. Unless a date for payment is otherwise specified herein, all Additional Rent shall be due and payable within thirty (30) days of receipt of invoice from Landlord. Additional Rent shall be payable without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off.

     6.3. Late Charge. If Tenant fails to make any payment of Annual Basic Rent, Additional Rent, or other sums required to be paid hereunder on or before the date when payment is due, Tenant shall pay to Landlord, as Additional Rent, a late charge to cover extra administrative costs and loss of use of funds equal to (a) two percent (2%) of the amount due for the first month or portion thereof that such amount is past due plus (b) interest on the amount remaining unpaid thereafter at the annual rate of two percent (2%) above the prime rate charged by Citibank, N.A., as of the due date of such amount; provided, however, that should such late charge at any time violate any applicable law, the late charge shall be reduced to the highest rate permitted by law (the foregoing rate being herein referred to as the "Default Rate"). Landlord's acceptance of any rent after it has become due and payable shall not excuse any delays with respect to future rental payments or constitute a waiver of any of Landlord's rights under this Lease.

      7.  OPERATING COSTS; TAXES.

     7.1. Definitions.   For purposes of this Lease, the following definitions
shall apply:
          a. "Base Operating Costs" has the meaning set forth in Section l.C.(2). In the second Rental Year, Operating Costs shall increase by three percent (3%) of the Base Operating Costs and in subsequent Rental Years, Operating Costs shall increase by three percent (3%) of the Operating Costs for the immediately preceding Rental Year. The annual increase in Operating Costs over Base Operating Costs is hereinafter referred to as the "Operating Cost Increase."

     The Base Operating Costs shall be adjusted at the beginning of each Renewal Term to equal the actual Operating Costs incurred during the first Rental Year during such Renewal Term.

          b. "Fractional Share" shall be agreed upon by the Landlord and the Tenant within ten (10) days of completion of the Tenant Improvements and shall be based upon the proportion the Agreed Rental Area of the Premises bears to the total rental area of the Building.

          c. "Operating Costs" means all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with operating, managing, painting, repairing, insuring and cleaning the Building, including the Premises, the Common Area, and the pedestrian walkways serving the Building, such costs including, but not limited to, the following:

               (i) costs of all supplies and materials used, and labor charges incurred, in the operation, maintenance, decoration, repairing and cleaning of the Property, including janitorial service for all areas of the Building;

               (ii) cost of all equipment purchased or rented which is utilized in the performance of Landlord's obligations hereunder, and the cost of maintenance and operation of any such equipment;

               (iii) cost of all maintenance and service agreements for the Property and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator maintenance;

               (iv) accounting costs, including the cost of audits by certified public accountants, outside legal and engineering fees and expenses incurred in connection with the operation and management of the Property;

               (v) wages, salaries and related expenses of all on-site and off-site agents or employees engaged in the operation, maintenance, security and management of the Property;

               (vi) cost of all insurance coverage for the Property from time to time maintained by Landlord, including but not limited to the costs of premiums for commercially-obtained insurance or a self-insurance program with respect to personal injury, bodily injury, including death, property damage, business interruption, workmen's compensation insurance covering personnel and such other insurance as Landlord shall deem necessary, which insurance Landlord may maintain under policies covering other properties owned by Landlord in which event the premium shall be reasonably allocated and documented by Landlord;

               (vii) cost of repairs, replacements, and general maintenance to the Property, including without limitation the mechanical, electrical and heating, ventilating and air conditioning equipment and/or systems;

               (viii) any and all Common Area maintenance, repair or redecoration (including repainting) and exterior and interior landscaping;

          (ix) cost of removal of trash, rubbish, garbage and other refuse from the Property as well as removal of ice and snow from the sidewalks on or adjacent to the Property;

          (x) all charges for electricity, gas, water, sewerage service, heating, ventilation and air conditioning and other utilities furnished to the Building (including legal, architectural and engineering fees incurred in connection therewith);

          (xi) amortization of capital improvements made to the Building after the year of substantial completion of the Base Building Improvements, which improvements were undertaken by Landlord with the reasonable expectation that the same would result in more efficient operation of the Building or are made by Landlord pursuant to any governmental law, regulation or action not applicable to the Building at commencement of construction of the Building; provided that the cost of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized over the useful life thereof and only that portion attributable to each Operating Year shall be included herein for such Operating Year;

          (xii) a management fee for the operation and management of the Property, which shall be equal to three and one-half percent (3.5%) of gross revenues; and

          (xiii) costs and expenses incurred in order to comply with covenants and conditions contained in liens, encumbrances and other matters of public record affecting the Property.

          Any of the foregoing costs which under generally accepted accounting principles would be considered capital expenditures shall be amortized in accordance with generally accepted accounting principles.

          d. "Tax Year" means the assessment and taxation year established by the applicable taxing authority.

          e. "Taxes" means all real estate taxes, assessments (special or otherwise), levies, ad valorem charges, benefit charges, rates and charges, privilege permits and any other governmental liens, impositions or charges of a similar or dissimilar nature, and any payments in lieu of such charges, regardless of whether any such items shall be extraordinary or ordinary, general or special, foreseen or unforeseen, levied, assessed or imposed on or with respect to all or any part of the Building and the land upon which the Building is situated ("Land") or upon the rent due and payable hereunder by any governmental authority; provided, however, that if at any time during the Term or any extension thereof the method of taxation prevailing at the commencement of the Term shall be altered or eliminated so as to cause the whole or any part of the above items which would otherwise be included in Taxes to be replaced by a levy, assessment or imposition, which is (A) a tax assessment, levy, imposition or charge based on the rents received from the Building and Land whether or not wholly or partially a capital levy or otherwise, or (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any portion of the Building and Land and imposed on Landlord, or (C) a license fee measured by the rent payable by Tenant to Landlord, or (D) any other tax, levy, imposition, charge or license fee, however described or imposed, then such levy, assessment or imposition shall be included in Taxes.

     7.2. Payment of Operating Cost Increase. Commencing with the second Rental Year in the Term, Tenant shall pay the Operating Cost Increase in equal monthly installments, in advance, on the first day of each calendar month during the Term.

     7.3. Payment of Taxes. For each Tax Year, Tenant shall pay its Fractional Share of all Taxes, which shall be computed by multiplying the actual Taxes assessed for the Tax Year in question by Tenant's Fractional Share, and which shall be paid to Landlord as Additional Rent within thirty (30) days of invoicing by Landlord; provided, however, for so long as an agreement is in effect between Landlord and the City of Baltimore providing for a PILOT for real estate taxes which would otherwise be payable with respect to the Premises, Tenant shall pay to Landlord, in lieu of real estate taxes, the PILOT set forth in Section 1.C.(1). The Base PILOT is included in the Annual Basic Rent for the first Rental Year. For each Tax Year commencing after the first Rental Year, Tenant shall pay, as Additional Rent, the PILOT Increase. Nothing in this paragraph shall be deemed to relieve Tenant from the payment of its Fractional Share of Taxes which are not subsumed in the PILOT.

      8.  USE, CARE AND REPAIR OF PREMISES BY TENANT.

     8.1. Permitted Uses. Tenant shall use and occupy the Premises solely for general office purposes in accordance with all applicable laws, codes, and regulations and for no other purpose Tenant shall not do anything or permit anything to be done in or on the Premises, or bring or keep anything therein which will, in any way, obstruct, injure or interfere with the rights of Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with, the good order of the Building.

     8.2. Care of Premises. Tenant shall, at its sole expense, keep the Premises and the improvements and appurtenances therein in good order and condition consistent with the operation of a first-class office building, and at the expiration of the Term, or at the sooner termination of this Lease as herein provided, deliver up the same broom clean and in as good order and condition as at the beginning of the Term, ordinary wear and tear and damage by fire or other casualty excepted. Tenant, at its sole expense, shall promptly replace damaged or broken doors and glass in the interior of the Premises which are caused by Tenant and shall be responsible for the repair and maintenance of all Tenant Improvements (except in the event of a defect, which shall be the responsibility of Landlord or its contractor) and Alterations, including, without limitation, the repair and replacement of appliances and equipment installed specifically for Tenant such as refrigerators, disposal, computer room air conditioning,, sinks and special plumbing, special light fixtures and bulbs for those fixtures, nor-standard outlets and plug-in strips, and special cabinetry. Tenant shall not operate any equipment within the Premises which will exceed the electric load of six (6) watts per square foot of Rental Area (exclusive of lighting) plus one and one half (1.5) warts of 277V power lighting. Consistent with the provisions of Section 22, Tenant shall pay for all damage to the Premises and the Building and any fixtures and appurtenances related thereto, as well as for all property damage sustained by other tenants or occupants of the Building, due to any waste, misuse or neglect of the Premises and any fixtures and appurtenances related thereto or due to any breach of this Lease by Tenant, its employees, agents, or representatives.

     8.3. Hazardous Substances. Tenant covenants and agrees that, other than the use and storage of ordinary business office and cleaning supplies (such as copier toner) in small quantities, it will not use or allow the Premises to be used for the storage, use, treatment or disposal of any "hazardous substance," as defined under either the Comprehensive Environmental Response, Compensation and Liability Act of 1980(42 U.S.C. (S)9601 et. seq, as amended) and similar state and local statutes.

     Landlord shall be responsible for the containment and remediation of any release of a hazardous substance within the Building to the extent such release exists prior to the Tenant's work on the Tenant Improvements or arises directly from the actions of Landlord, its agents, servants and employees, and not solely from Landlord's position as an owner/operator of the Property.

     Tenant shall indemnify and hold harmless Landlord and its agents from and against any damages, claims, judgments, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including reasonable attorneys' fees, reasonable consultants' fees, and reasonable expert fees (collectively "Damage") incurred as a direct result of Tenant's use, handling, generation, treatment, storage, disposal, other management or release of any hazardous substance at or from the Premises, whether or not Tenant has acted negligently with respect to such hazardous substance. This indemnity shall survive the expiration or earlier termination of this Lease.

     8.4. Compliance with Laws.

     Tenant, at its sole cost and expense, shall conform to and comply with and shall cause the Premises to conform to and comply with all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, and ordinances applicable to Tenant or resulting from Tenant's use or occupancy of the Premises. The Tenant may, after notice to Landlord, by appropriate proceedings conducted at the Tenant's expense, contest the validity or enforcement of any such legal requirements or alleged violation thereof so long as doing so does not result in any lien against the Building or claim against Landlord. Landlord shall be responsible at its own cost and expense, for any repairs, alterations or Base Building Improvements, including the Land and the Common Areas of the Building, to the extent required to comply with applicable building codes, the American with Disabilities Act, and any other applicable federal, state or local laws, rules, orders, regulations or ordinances.

      9.  RULES AND REGULATIONS.

     Tenant and its agents and invitees shall abide by and observe the rules and regulations attached hereto as Schedule E for the operation and maintenance of the Building or any new rules and regulations which may from time to time be issued by Landlord ("Rules and Regulations"), provided that any new rules or regulations are not inconsistent with the provisions of this Lease. Landlord shall enforce such rules and regulations against all tenants in the Building in a non-discriminatory manner, but Landlord shall not be liable to Tenant for any violation of these rules and regulations by any other tenant or its agents or invitees.

      10. COMMON AREA.

     10.1. Definition of Common Area. As used herein, "Common Area" means those areas and facilities furnished by Landlord in the Building and as designated by Landlord from time to time, intended for the general common use and benefit of all tenants of the Building and their agents, representatives, licensees, employees and invitees, including, without limitation, any and all stairs, landings, roof, utility and mechanical rooms and equipment, service closets, corridors, elevators, lobbies, lavatories and other public areas of the Building. In no event shall "Common Area" include any areas located within the Premises as outlined on Schedule A.

     10.2. Use of Common Area. During the Term, Tenant shall have a non-exclusive easement to use the Common Area in common with Landlord, other tenants in the Building, and others entitled to the use thereof, subject to such reasonable rules and regulations governing the use of the Common Area as Landlord may from time to time prescribe and subject to such easements therein as Landlord may from time to time grant to others. Tenant shall not obstruct in any way any portion of the Common Area or in any way interfere with the rights of other persons entitled to use the Common Area and shall not, without the prior written consent of Landlord, use the Common Area in any manner, directly or indirectly, for the location or display of any merchandise or property belonging to Tenant or for the location of signs relating to Tenant's operations in the Premises except that signs may be located in those locations provided in this Lease or approved by Landlord. - The Common Area shall at all times be subject to the exclusive control and management of Landlord.

     10.3. Alterations to the Common Area. Landlord reserves the right at any time and from time to time, upon thirty (30) days' prior notice to Tenant, (i) to change or alter the location, layout, nature or arrangement of the Common Area or any portion thereof, including but not limited to the arrangement and/or location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, and other public areas of the Building, and (ii) to construct additional improvements adjacent to the Building, to make alterations thereof and build additional stories on or in any such buildings or build adjoining same; provided, however, that no such change or alteration shall (a) materially interfere with Tenant's access to the Building or the Premises (b) reduce the Rental Area of the Premises (unless such reduction is required by Federal, State or local laws or regulations, in which event, the provisions of Section 18 shall apply), (c) invite access by the general public into the lobby of the Building used by Tenant, (d) materially diminish the availability of air and light to the Premises, or (e) change or restrict freight access to the Premises. Tenant acknowledges that retail operators located in the Building lobby may have an entrance to the Building lobby for the convenience of the office tenants of the Building, and Tenant agrees that such entrances shall not constitute a violation of this Section 10.3. Landlord shall have the right to close temporarily all or any portion of the Common Area to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof to the public, provided that Tenant retains reasonable access to the Premises, or for repairs, replacements or maintenance to the Common Area, provided such repairs, replacements or maintenance are performed expeditiously and in such a manner as not to materially restrict Tenant's access to the Premises.

     10.4. Maintenance. Landlord covenants to keep, maintain, manage and operate the Common Area in a manner consistent with the operation of a first class office building. Landlord reserves the right of access to the Common Area through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alterations and repairs with prior notice to Tenant and at such time or times as are reasonably acceptable to Tenant except in the case of an emergency.

     11. SERVICES AND UTILITIES.

     So long as an Event of Default does not exist under this Lease, Landlord shall provide the following facilities and services to Tenant:

          a. At least one (1) passenger elevator subject to call at all times, including Sundays and holidays, subject to scheduled maintenance and repairs.

          b. During "normal business hours" as hereinafter defined, central heating and air conditioning during the seasons of the year when these services are normally and usually furnished, and within the temperature ranges and in such amounts normally or usually furnished in first-class office buildings in downtown Baltimore City. For the purposes of this paragraph b, the term "normal business hours" shall mean the periods from 7:00 a.m. until 6:00 p.m. Monday through Friday, excluding the holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall provide the aforesaid services at other times provided Tenant gives Landlord notice by 1:00 p.m. on weekdays for after-hour service on the next weekday, by 1:00 p.m. the day before a holiday for service on a holiday, and by 1:00 p.m. on Friday for service on Saturday or service on Sunday. Landlord reserves the right to adjust, from time to time, the rate at which such services shall be provided corresponding to adjustments in Landlord's costs. Tenant shall pay for such service, as Additional Rent, promptly upon receipt of an invoice with respect thereto.

          c.   Electricity for lighting and power.

          d. Cleaning in accordance with the specifications set forth in Schedule F attached hereto and made a part hereof, pursuant to annual contracts for such services with contractors selected through Landlord's customary bidding process.

          e. Rest room facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, as provided for general use of all tenants in the Building and routine maintenance, painting, and electric lighting service for all public areas of the Building in such manner as Landlord deems reasonable.

          f. Hot and cold running water to rest room facilities and kitchen areas located within the Premises.

          g. Security for the Building in accordance with the security plan provided by Landlord and reasonably approved by Tenant.

     Unless a different standard is prescribed for such services, all services shall be comparable to those supplied in first-class office buildings in downtown Baltimore City. Any failure by Landlord to furnish the foregoing services, resulting from circumstances beyond Landlord's reasonable control or from interruption of such services due to non-routine repairs or maintenance, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent hereunder, nor relieve Tenant from any of its obligations hereunder provided Landlord takes all commercially reasonable actions to rectify such failure. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service for the Premises or the Building, Landlord and Tenant shall comply with such requirements, whether or not the utilities and services referred to in this
Section 11 are thereby reduced or otherwise affected, without any liability on the part of Landlord to Tenant or any other person or any reduction or adjustment in rent payable hereunder; provided, however, Tenant shall have the right to contest or dispute such restriction or reduction by appropriate proceedings provided such contest or dispute does not result in a lien against the Building or a claim against Landlord. Landlord and its agents shall be permitted reasonable access to the Premises upon prior reasonable notice to Tenant for the purpose of installing and servicing systems within the Premises deemed necessary by Landlord to provide the services and utilities referred to in this Section 11 to Tenant and other tenants in the Building.

      12. PARKING.

     During the Term, Tenant shall have the right to use (but shall not be obligated to use) four (4) unassigned parking spaces in the parking area; two
(2) of which shall be in the North Warehouse Lot and two (2) of which shall be in Lot A at the monthly rate of Seventy Dollars ($70.00) per space for the North Warehouse Lot and Seventy-five Dollars ($75.00) per space for Lot A for the first Rental Year ("Parking Fees"), such parking fees to increase each subsequent Rental Year by three percent (3%) over the previous year's Parking Fee.

     Tenant, or its employees wishing to use such spaces, shall enter into separate monthly contracts for such spaces with Landlord's parking operator at the rates described above. Tenant acknowledges that all parking spaces must be vacated ninety (90) minutes before a scheduled game on those weekdays during the major league baseball season (and post-season, if applicable) on which nighttime games are scheduled and any time during the year when baseball related events open to the public for use of field and stands are scheduled, and that the parking operator shall have the right to have any vehicle parked in violation of such contract removed from the parking lot at Tenant's or its employee's cost. Tenant further acknowledges that such parking spaces shall not be used within ninety (90) minutes of the scheduled game or event time on those weekdays during the baseball season (and post-season, if applicable) on which daytime games are scheduled and any time during the year when baseball related events open to the public for use of field and stands are scheduled, unless the game or other event is canceled. Landlord shall have the right to relocate the parking spaces from time to time during the Term.

     Tenant shall have the further right in common with others, without charge, to use of bicycle parking areas.

     13. LOSS, DAMAGE AND INJURY.

     Subject to the terms of this Lease, Tenant shall occupy and use the Premises, the Building and the Common Area at Tenant's own risk. Consistent with the provisions of subsection 16.4, Tenant's Personal Property and the property of those claiming by, through or under Tenant, located in or on the Premises or the Building, shall be and remain at the sole risk of Tenant or such other person except for damage or loss caused by the gross negligence or willful misconduct of the Landlord and not covered or required to be covered by Tenant's insurance as provided under Section 16.1 hereof.

     Although Landlord shall use reasonable diligence in application of the security plan, no representation, guaranty, assurance, or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant's Personal Property or of the property of any other person, and Landlord reserves the right to modify the Security Plan at any time without liability to Tenant provided that such modification does not effect a diminishment in the level of security provided.

     14. REPAIRS BY LANDLORD.

     Landlord shall keep the Premises and the Building and all machinery, equipment, fixtures and systems of every kind attached to, or used in connection with the operation of, the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, refrigeration, ventilating, air conditioning and elevator systems and equipment (excluding, however, lines, improvements, systems and machinery for water, gas, steam and electricity owned and maintained by any public utility company or governmental agency or body) in good order and repair consistent with the operation of the Building as a first-class office building. Further, Landlord shall keep the pedestrian walkways around the Building, the private driveways and the Parking Areas in good repair and reasonably free of snow and ice. Landlord, at its expense (subject to reimbursement by Tenant pursuant to Section
7), shall make all repairs and replacements necessary to comply with its obligations set forth in the immediately preceding sentence, except for (a) repairs required to be made by Tenant pursuant to Section 8 and (b) notwithstanding the provisions of Section 16.4, repairs caused by the negligence or willful misconduct of Tenant, its agents and employees, which repairs shall be made by Landlord at the cost of Tenant, and for which Tenant shall pay promptly, as Additional Rent, upon receipt of an invoice setting forth the cost of such repairs.

     15. ALTERATIONS,  TITLE AND PERSONAL PROPERTY.

     15.1. Alterations. Tenant shall in no event make or permit to be made any alteration, modification, substitution or other change of any nature to the mechanical, electrical, plumbing, HVAC and sprinkler systems within or serving the Premises without the prior written approval of Landlord. After completion of Tenant's Improvements within the Premises, Tenant shall not make or permit any other improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise, to the Premises or the Building ("Alterations") without the prior written approval of Landlord. Landlord shall not unreasonably withhold or delay its consent to Alterations which do not affect the structural, mechanical, plumbing or electrical elements or systems of the Building and which are not visible from outside the Premises, provided such work conforms with the general design standards of the Building. Landlord's approval shall include the conditions under which acceptable Alterations may be made. Alterations shall include, but not be limited to, the installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, window and wall coverings; but shall not include the initial Tenant's Improvements placed within the Premises pursuant to Section 5.1. All Alterations shall be based on complete plans and specifications prepared and submitted by Tenant to Landlord for approval, except in the instance of cosmetic changes, such as painting and carpeting, in which case Tenant shall provide Landlord with samples showing colors, styles, etc. Alterations shall not be made until (a) Landlord has approved Tenant's contractor, (b) Tenant has provided Landlord with certificates of insurance meeting the requirements of Section 16.1.A.(iv), and
(c) Tenant has furnished Landlord with all necessary permits and licenses. If required for issuance of a permit, Landlord agrees to execute, at no cost to Landlord, any permit application for Alterations approved by Landlord. All such work shall be subject to reasonable rules and regulations prescribed by Landlord for tenant construction. Alterations made by Landlord at Tenant's request shall be at Tenant's sole cost, payable by Tenant, as Additional Rent, within thirty
(30) days after receipt of an invoice for same from Landlord, which cost shall include Landlord's standard construction management fee, which shall be agreed upon between Landlord and Tenant prior to commencement of the Alterations. Tenant shall be responsible for the cost of any additional improvements within the Premises or the Common Area required by The Americans with Disabilities Act of 1990 as a result of Tenant's Alterations.

     If Tenant makes any Alterations without the prior consent of Landlord, then, in addition to Landlord's other remedies, Landlord may correct or remove such Alterations and Tenant shall pay the cost thereof, as Additional Rent, on demand.

     15.2.     Title.    The Tenant Improvements, all Alterations and all
equipment, fixtures, machinery, furnishings, and other improvements installed in the Premises by or on behalf of Landlord or Tenant, other than Tenant's Personal Property, (a) shall immediately become the property of Landlord upon installation, and (b) shall remain upon and be surrendered to Landlord with the Premises as a part thereof at the end of the Term. Notwithstanding the foregoing, Landlord may, upon notice to Tenant at the time Alterations are submitted for approval, elect that any Alterations be removed at the end of the Term, and thereupon, Tenant shall at its sole expense, cause such Alterations to be removed and restore the Premises to its condition prior to the making of such Alterations, reasonable wear and tear excepted. If Tenant does not complete such removal within a reasonable period, Landlord shall have the right to do so and Tenant shall promptly reimburse Landlord, as Additional Rent, for the cost of such work, which reimbursement obligation shall survive termination of the Lease.

     15.3. Tenant's Personal Property. "Tenant's Personal Property" means all equipment, machinery, furniture, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which do not constitute Tenant Improvements or Alterations or any substitute therefor or replacement thereof. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any Alterations or any improvements or other property installed or placed in or on the Premises as part of Tenant's Improvements, whether or not installed at Tenant's expense. Tenant shall promptly pay all personal property taxes on Tenant's Personal Property, as applicable. Provided that there shall not have been an Event of Default under this Lease, Tenant may remove all Tenant's Personal Property from the Premises at the termination of this Lease. Any property belonging to Tenant or any other person which is left in the Premises after the Termination Date, or within ten (10) days after an earlier termination of the Lease, shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself the owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant shall not have any right to compensation or claim against Landlord as a result.

     15.4. Tenant's Right to Certain Items. Notwithstanding any of the foregoing provisions of this Section 15 to the contrary, Tenant shall always be entitled, following an Event of Default hereunder, to the possession of its books and records, computer programs, stationery, standard office forms unique to Tenant, currency, the property of third parties, to the extent any of the foregoing is located within the Premises, and confidential customer information; provided, however, in the event Landlord must remove any of the foregoing items from the Premises in the course of the exercise by Landlord of its remedies under this Lease, Landlord shall store the foregoing items in a secure place and Tenant shall reimburse Landlord as Additional Rent or otherwise any and all costs incurred by Landlord in connection therewith, including, but not limited to, any removal and/or storage costs so incurred. Notwithstanding the immediately preceding sentence, if Landlord has given Tenant at least ten (10) days' prior notice of Landlord's intent to remove any of the foregoing items from the Premises and Tenant fails to remove all of such items from the Premises within said ten (10) day period, Landlord, its agents, employees and contractors shall have no liability in regard to the removal and/or storage thereof.

     16. INSURANCE.

     16.1. Tenant's Insurance. Tenant, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof insurance policies in accordance with the following provisions, unless waived in writing by the Landlord. In addition, Tenant shall require any subtenant of the Premises to obtain and maintain such policies.

     A.   Coverage.

          (i) commercial general liability insurance policy, including contractual liability, with respect to the Building, to afford protection with limits, per occurrence, of not less than Two Million Dollars ($2,000,000.00), combined single limit, with respect to personal injury, bodily injury, including death, and property damage and Two Million Dollars ($2,000,000.00) aggregate (occurrence form), such insurance to provide for no deductible;

          (ii) Special Form property insurance policy, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's Personal Property in the Premises, and covering loss of income resulting from casualty, such insurance to provide for no deductible greater than Twenty-Five Thousand Dollars ($23,000.00).

          (iii) worker's compensation or similar insurance policy offering statutory coverage and containing statutory limits, which policy shall also provide Employer's Liability Coverage of not less than Five Hundred Thousand Dollars ($300,000. 00) per occurrence.

          (iv)   Notwithstanding anything set forth above in this subsection
16.1 to the contrary, all dollar limits specified herein shall be increased from time to time, but not more often than every five (5) years, as reasonably necessary to effect economically equivalent insurance coverage, or coverage deemed adequate in light of then existing circumstances.

     B.   Policies.

     Such policies shall be maintained with companies licensed to do business in the State where the Premises are located and in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Such policies shall be provided on an occurrence form basis unless otherwise approved by Landlord and shall include Landlord and its managing agent as additional insured as to coverage under paragraphs 16.1 .A.(i) and 16.1 .A.(iv). Such policies shall also contain a waiver of subrogation provision and a provision stating that such policy or policies shall not be canceled, non-renewed, reduced in coverage or materially altered except after thirty (30) day's written notice, said notice to be given in the manner required by this Lease to Landlord,
Attention: Deputy Director. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Lease Commencement Date.

     16.2. Tenant's Failure to Insure. If Tenant shall fail to obtain insurance as required under this Section 16, Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant shall pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

     16.3. Compliance with Policies. Tenant shall not do or allow to be done, or keep, or allow to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire, other casualty, or any other cause, including without limitation, public liability, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If any act or failure to act by Tenant in and about the Building and the Premises shall cause the rates with respect to Landlord's insurance policies to be increased beyond those rates that would normally be applicable for such limits of coverage, Tenant shall pay, as Additional Rent, the amount of any such increases upon demand by Landlord.

     16.4. Waiver of Right of Recovery. Neither party, including Landlord's managing agent, shall be liable to the other party, including Landlord's managing agent, or to any insurance company (by way of subrogation or otherwise) insuring the other party, for any loss or damage to any building, structure or other tangible property, or loss of income resulting therefrom, or losses under worker's compensation laws and benefits even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if, and to the extent, such loss or damage is covered by the insurance benefitting the party suffering such loss or damage or is required to be covered by insurance pursuant to subsections 16.1 or 16.3.

     16.5. Landlord's Insurance. Landlord shall carry insurance against damage or destruction to the Building, including Tenant Improvements and Alterations but excluding Tenant's Personal Property. Landlord shall obtain such insurance either through the self-insurance provided through the State Insurance Trust Fund, through insurance purchased from commercial insurance carriers, or through a combination of both, as determined by the Director of Insurance, State Treasurer's Office.

     Landlord shall not be obligated to repair any damage to Tenant's Personal Property or replace the same unless caused by Landlord's negligence or willful misconduct and not covered by Tenant's insurance as required in this subsection
16.1. Neither party shall be responsible for any loss or damage falling under any deductible applicable to the other party's insurance coverage.

     17. DAMAGE AND DESTRUCTION.

     17.1. Landlord's Obligation to Repair and Reconstruct. If, as the result of fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), the Premises shall be rendered wholly or partially Untenantable, as hereinafter defined, then, subject to the provisions of subsection 17.2, Landlord shall cause such damage to be repaired, including Tenant Improvements and Alterations, to the extent proceeds of insurance (including proceeds of insurance from the State Insurance Trust Fund) are paid to Landlord, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord, subject to the availability of proceeds of insurance and Tenant's responsibilities set forth herein. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's Personal Property, all of which replacement or repair shall be undertaken and completed by Tenant, at Tenant's expense. For purposes of this Lease, the Premises shall be deemed "Untenantable" if Tenant is unable to use the Premises for the purposes originally intended.

     If the Premises shall be damaged by Casualty, but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of rent reserved hereunder.

     17.2. Termination of Lease. If the Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance, or if the Building is damaged to the extent of fifty percent (50%) or more of the Rental Area thereof, or if, for reasons beyond Landlord's control or by virtue of the terms of any financing of the Building, sufficient insurance proceeds are not available for the reconstruction or restoration of the Building or Premises, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event, or after the insufficiency of such proceeds becomes known to Landlord, whichever is applicable. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of the date set forth in such notice, or, if the Premises were rendered untenantable, as of the date of the Casualty.

     Within ninety (90) days following a Casualty, Landlord shall notify Tenant in writing of the date on which Landlord, in its best professional judgment, estimates restoration to be substantially complete. If restoration is expected to exceed one hundred eighty (180) days from the date of the Casualty, then Tenant shall have the right to terminate this Lease on written notice to Landlord within fifteen (15) days after receipt of Landlord's notice. If, despite Landlord's estimate, restoration is not substantially complete within one hundred eighty (180) days following the Casualty, then Tenant shall have the right to terminate this Lease upon written notice to Landlord given within fifteen (15) days after expiration of said 180-day period.

     17.3. Demolition of the Building. If the Building shall be so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish the Building for the purpose of reconstruction, Landlord may demolish the same, in which event the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be abated to the same extent as if the Premises were rendered wholly untenantable by a Casualty.

     17.4. Reinstatement of Lease. If the Building is restored by Landlord within one-year period without the benefit of insurance proceeds, then so long as the Tenant named in this Lease was in occupancy of the Premises at the time of the Casualty, Tenant shall have a right of first refusal to lease space in the new building on the same terms and conditions as contained in this Lease. Tenant shall respond to Landlord's notice of restoration within five (5) days after receipt of such notice.

     17.5. Insurance Proceeds. If the Lease is not terminated pursuant to subsection 17.2, Landlord shall, subject to the terms of any Mortgage or bond repayment obligation, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with subsection 17.1 hereof. All insurance proceeds payable with respect to the Premises and the Building shall belong to and shall be payable to Landlord.

     8.  CONDEMNATION.

     18.1. Termination. If either the entire Premises or the Building shall be acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder shall be abated on that date. If less than the whole but more than twenty-five percent (25 %) of the Agreed Rental Area of the Premises or more than fifty percent (50%) of the total area of the Building (even if the Premises are unaffected) or such portion of the Common Area as shall render the Premises or the Building untenantable should be so acquired or condemned, Landlord and Tenant shall each have the option to terminate this Lease by notice given to the other within ninety (90) days of such taking. In the event that such a notice of termination is given, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder, or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of such date.

     If (a) neither Landlord nor Tenant shall exercise their respective options to terminate this Lease, as hereinabove set forth, or (b)some lesser portion of the Premises or the Building or Common Area, which does not give rise to a right to terminate pursuant to this subsection 18.1, is taken by the condemning authority, this Lease shall continue in force and effect, but from and after the date of the vesting of title in the condemning authority, the Annual Basic Rent payable hereunder during the unexpired portion of the Term shall be reduced in proportion to the reduction in the total Rental Area of the Premises, and any Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder, or by reason of Landlord's having provided Tenant with additional services hereunder) payable pursuant to the terms hereof shall be adjusted to reflect the diminution of the Premises and/or the Building, as the case may be.

     18.2. Rights to Award. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation of this Lease as a result of any such taking or condemnation, or for any portion of the amount that may be awarded to Landlord as damages as a result of any taking or condemnation, or for the value of any unexpired portion of the Term, or for any property lost through condemnation, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award with regard to the Premises; provided, however that in the event of a total taking, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant's Personal Property lost thereby, loss of income, and for any relocation expenses compensable by statute and receive such awards therefor as may be allowed in the condemnation proceedings provided that such awards shall be made in addition to, and stated separately from, the award made to Landlord for the Building, the underlying land and the Premises. Landlord shall have no obligation to contest any taking or condemnation. This Lease shall terminate as of the date title vests in the condemning authority. For the purposes of this subsection, a substantial part of the Premises shall be considered to have been taken if the entire Premises are considered untenantable as defined in subsection 17.1.

     If less than twenty-five percent (25%) of the Premises is condemned or acquired in lieu of condemnation by any governmental authority, the Rent shall be equitably adjusted as of the date title vests in the governmental authority and the Lease shall otherwise continue in full force and effect.

     19.   BANKRUPTCY.

     19.1. Event of Bankruptcy. For purposes of this Lease, each of the following shall be deemed an "Event of Tenant's Bankruptcy":

           (a) if Tenant becomes insolvent, as defined in the Bankruptcy Code, or under the Insolvency Laws;

           (b) the commencement of any action or proceeding for the dissolution or liquidation of Tenant or for the appointment of a receiver or trustee of the property of Tenant, whether instituted by or against Tenant, if not bonded or discharged within sixty (60) days of the date of the commencement of such proceeding or action;

           (c) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws;

           (d) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency laws, which is not dismissed within ninety (90) days of filing, or results in issuance of an order for relief against the debtor; and

           (e) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or to a common law composition of creditors.

     As used herein, (i) "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. Section 101 et. seq. as amended or any successor statute and
(ii) Insolvency Laws means the insolvency laws of any state or territory of the United States.

     19.2. Assumption by Trustee. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease under Section 20 hereof shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee's assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is provided for in the Bankruptcy Code) after the date of the Trustee's appointment. The failure of the Trustee to give notice of the assumption within the period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord adequate assurance of future performance. In the event Tenant is unable to: (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, or (iii) pay the Rent due under this Lease on time, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 20.

     19.3. Tenant's Guarantor's Bankruptcy. Notwithstanding any of the other provisions of this Lease, in the event Tenant's obligations under this Lease are guaranteed by a guarantor, and said guarantor shall voluntarily or involuntarily come under the jurisdiction of the Bankruptcy Code, and thereafter said guarantor or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall determine to assign the guarantee obligations of said guarantor hereunder, Tenant and its said guarantor agree that (a) said guarantor or its trustee will provide Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment, and (b) "adequate assurance of future performance" in regard to such guarantee obligations of said guarantor, as that term is generally defined under the Bankruptcy Code, will be provided to Landlord by said guarantor or its trustee and its assignee as a condition of said assignment.

      20.  DEFAULT PROVISIONS AND REMEDIES.

     20.1. Events of Default. Each of the following shall be deemed an Event of Default by Tenant under this Lease:

           a. failure of Tenant to pay Annual Basic Rent, Additional Rent, including the Tenant Improvement Financing, or any other sum required to be paid under the terms of this Lease, including late charges, within five (5) days after notice to Tenant of failure to pay, specifying the sums due;

           b. failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed (other than those obligations of Tenant set forth in subsection 16.2 for which Tenant shall be entitled to receive no prior notice, and other than the conditions set forth in paragraphs 20.1.a, c, d, e, f and g, which shall be governed solely by the provisions set forth herein), within twenty (20) days after notice thereof from the Landlord, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously;

           c. the filing of a tax or mechanic's lien against any property of Tenant which is not bonded or discharged within forty-five (45) days of the date such lien is filed;

           d. abandonment of the Premises by Tenant;

           e.   an Event of Tenant's Bankruptcy;

           f. the sale of Tenant's interest in the Premises under attachment, execution or similar legal process; and

           g. the failure of Tenant to vacate the Premises upon the expiration of the Term, or the earlier termination thereof pursuant to the other provisions hereof.

     20.2. Remedies. Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below or by applicable law) may do any one or more of the following:

           (a) Sell at public or private sale all or any part of the goods, chattels, fixtures and other Tenant's Personal Property which are or may be put into the Premises during the Term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound within a lien in favor of Landlord and shall be chargeable for all Rent and for the fulfillment of the other covenants and agreements herein contained) and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property (including all attorneys' fees), second, toward the payment of any indebtedness, including (without limitation) indebtedness for Annual Basic Rent, which may be or may become due from Tenant to Landlord, and third, to pay Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid;

           (b) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be payable by Tenant to Landlord, as Additional Rent, upon demand. Notwithstanding the provisions of this clause (b) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency;

           (c) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

           (d) declare any option which Tenant may have to renew the Term or expand the Premises to be null and void and of no further force and effect; or

           (e) exercise any other legal or equitable right or remedy which it may have.

     Any costs and expenses incurred by Landlord (excluding, however, attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be paid to Landlord by Tenant, as Additional Rent, upon demand.

     20.3. Damages.  If this Lease is terminated by Landlord pursuant to
Section 20.2.(c), Tenant nevertheless shall remain liable for (a) any Annual Basic Rent, Additional Rent, including the Tenant Improvement Financing, and damages which may be due or sustained prior to such termination, and (b) all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder or in renting the Premises to others from time to time, excluding attorneys' fees. In addition, Landlord may recover from Tenant additional damages to compensate Landlord for loss of rent resulting from termination of the Lease, which, at the election of Landlord, shall be either:



           (i) An amount equal to the rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination; any suit or action brought to collect any such damages for any month shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month by a similar proceeding; or

          (ii) an amount equal to the present worth (as of the date of such termination) of rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the present worth of any leases of the Premises for the remainder of the Term, in which case such damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. For purposes of this clause (ii), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Building. If

               Landlord later re-leases the Premises during the remainder of the Term it shall reimburse Tenant for such amounts as have been paid.

     Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to Section 20.2.

     If this Lease is terminated pursuant to Section 20.2., Landlord may re-lease the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its reasonable discretion, may determine. The failure or refusal of Landlord to re-lease the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages.

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

     20.4. No Waiver. No act or omission by Landlord shall be deemed to be an acceptance of a surrender of the Premises or a termination of Tenant's liabilities hereunder, unless Landlord shall execute a written release of Tenant. Tenant's liability hereunder shall not be terminated by the execution by Landlord of any new lease for all or any portion of the Premises or the acceptance of rent from any assignee or subtenant.

     20.5. Remedies Not Exclusive. All rights and remedies of Landlord set forth in this Lease shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule of court, or the common law, either at law or in equity, or both. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants, terms and conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rents hereunder, with knowledge of the breach of any covenant hereof or the receipt by Landlord of less than the full rent due hereunder, shall not be deemed a waiver of such breach or of Landlord's right to receive the full rents hereunder, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

     20.6. Persistent Failure to Pay Rent. In addition to any other remedies available to Landlord pursuant to this Lease or by law, Landlord may, at any time throughout the Term of this Lease, terminate this Lease upon Tenant's default on three (3) separate occasions during any twelve (12) month period under subsection 20.1 a, regardless of whether or not such prior defaults have been cured. Termination, pursuant to this subsection 20.6, shall be effective upon Landlord's delivery to Tenant of a notice of termination.

     20.7. Landlord's Default. In the event Landlord fails to perform any material term, covenant, agreement or condition of this Lease on the part of Landlord to be performed for a period of five (5) days after notice thereof from Tenant with respect to any monetary default and as to any other default thirty
(30) days after notice thereof from Tenant, (unless such performance shall reasonably require a longer period, in which case Landlord shall not be deemed in default if Landlord commences the required performance promptly and thereafter continuously pursues and completes such action diligently and expeditiously) (each of the foregoing being termed an "Event of Landlord's Default"), Tenant shall be entitled to exercise any and all rights and seek any and all remedies which Tenant may hold or to which it may be entitled at law or in equity, including, but not limited to, an action in equity for injunctive relief and/or the specific performance of this Lease by Landlord, and/or an action at law for damages. In the event Tenant is successful in any action or suit brought against Landlord to assert its rights under the provisions of this subsection 20.7, such sums shall bear interest at the Default Rate from and after the date of judgment.

     In addition to the remedies specified above, in the event an Event of Landlord's Default renders the Premises Untenantable, then Tenant may place Rent as due in escrow with a mutually acceptable federally insured interest-bearing bank account subject to Landlord's cure of such breach, and immediately upon Landlord's cure of such Event of Landlord's Default, or upon a determination in Landlord's favor (i.e., either that an Event of Landlord's Default does not exist or has not rendered the Premises Untenantable), all sums so escrowed, together with accrued interest thereon, shall be paid over to Landlord. In addition, in the event of a determination in Landlord's favor, the sums escrowed shall bear interest at the Default Rate from the date such sums were due under this Lease through the date of payment to Landlord.

      21.  LANDLORD'S LIEN.

     21.1. Subject to Section 15.4, Tenant hereby grants to Landlord a lien and security interest on all tangible personal property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein. It is provided, however, the Landlord shall not have a lien which would be superior to a lien from a lending institution, supplier or leasing company, if such lending institution, supplier or leasing company has a security interest in the equipment, furniture or other tangible personal property and which security interest has its origin in a transaction whereby Tenant (a) originally acquired such equipment, furniture or other tangible personal property, or (b) with the prior approval of Landlord, refinanced the debt for such equipment, furniture or other tangible personal property.

     21.2. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the state where the Premises are located so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

      22.  INDEMNITY.

     To the maximum extent permitted by law, Tenant shall indemnify, hold harmless and (at Landlord's option) defend Landlord, its agents, members, officials, servants and employees from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by any third parties to the extent arising directly or indirectly from (a) any default by Tenant under the terms of this Lease, (b) the use or occupancy of the Building by Tenant or any person claiming through or under Tenant, and/or (c) any acts or omissions of Tenant or any contractor, agent, employee, invitee or licensee of Tenant in or about the Building. The foregoing indemnity is in addition to, and not in substitution for, any indemnity given by Tenant to Landlord under Section 8.3.

      23. LIMITATION ON LANDLORD LIABILITY.

     The term "Landlord" as used in this Lease shall mean only the owner or the Mortgagee or its trustees, as the case may be, then in possession of the Building so that in the event of any transfer by Landlord of its interest in the Building, the Landlord in possession immediately prior to such transfer shall be, and hereby is, entirely released and discharged from all covenants, obligations and liabilities of Landlord under this Lease accruing after such transfer. In consideration of the benefits accruing hereunder, Tenant, for itself, its successors and assigns, covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by the Landlord, and notwithstanding anything to the contrary contained elsewhere in this Lease, the remedies of Tenant under this Lease shall be solely and exclusively limited to Landlord's interest in the Building, subject to the limitations set forth in the following paragraph.

     Tenant understands and agrees that Landlord is an instrumentality of the State of Maryland and can exercise only those powers expressly granted to it by the pertinent Acts of Maryland or those that are necessarily implied from the powers that are expressly granted, and in the event Landlord is temporarily or permanently prevented, restricted or delayed in the performance of any or all of the duties and obligations imposed upon it, or assumed by it by the terms and provisions of this Lease, Landlord and its members, officers, agents and employees shall not be liable directly or indirectly for any costs, losses, damages, injuries or liabilities caused to or suffered or incurred by Tenant or any other person or legal entity in connection with or as the result of or growing Out of any such prevention, restriction or delay.

      24. LANDLORD OBLIGATIONS.

     Landlord agrees to perform all of its obligations under this Lease in a manner consistent with the standards applicable to first-class office buildings in downtown Baltimore

City. Landlord shall be excused for the period of any delay in the performance of any of its obligations when the delay is due to any cause or causes beyond Landlord's control which include, without limitation, acts of God, all labor disputes, governmental regulations or controls, civil unrest, war, extreme adverse weather condition, fire or other casualty, inability to obtain any material or services, unless otherwise provided for in this Lease. Except where specifically set forth in this Lease, there shall be no abatement, set-off or deduction of Annual Basic Rent or Additional Rent due under this Lease.

      25.  ASSIGNMENT AND SUBLETTING.

     25.1. Prohibited Without Landlord's Consent. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not
(a) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (b)sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any person other than Tenant; and/or (c) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law, without the prior written consent of Landlord in each instance first obtained, which consent shall not be unreasonably withheld, and any consent given shall not constitute a consent to any subsequent assignment or subletting. Tenant acknowledges that any assignment or subletting is also subject to the approval of Baltimore Orioles Limited Partnership with regard to any prospective use of the Premises. Any attempted assignment or subletting without Landlord's consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No assignment or subletting, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. Tenant hereby indemnities Landlord against liability resulting from any claim made against Landlord by any assignee or subtenant or by any broker claiming a commission in connection with the proposed assignment or subletting. In the event Landlord shall consent to an assignment of this Lease, any option which Tenant may have to renew the Term shall be null and void.

     Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublet all or any part of the Premises to a corporation which controls, is controlled by or is under common control with the corporation named as Tenant in the introduction to this Lease or to any other entity which is controlled by the share-holders controlling the Tenant as of the date of this Lease ("Affiliate"). Tenant shall notify Landlord in writing prior to any such assignment or subletting. No such assignment or subletting shall relieve the Tenant named in the introduction to this Lease from its obligations under this Lease. If within one (1) year following the assignment or subletting to an Affiliate, such Affiliate becomes unaffiliated with Tenant, then the assignment or subletting shall be deemed to have occurred in violation of this Section 25.1.

     25.2. Stock Transfer. If Tenant is a privately-held corporation, then each of the following events are prohibited if such event results in a change in control of Tenant or Guarantor: any transfer of Tenant's or Guarantor's issued and outstanding capital stock; any issuance of additional capital stock (except for the initial issuance of stock to investors in the Tenant); or the redemption of any issued and outstanding stock. If Tenant is a partnership, any transfer of any interest in the partnership, or any other change in the composition of the partnership, which results in a change in management of Tenant or Guarantor from the person or persons managing the partnership as of the date hereof, is prohibited. The foregoing shall not be deemed to prohibit the public issuance of Tenant's stock.

     Notwithstanding the foregoing, the sale of any securities of Tenant to unrelated third parties pursuant to public or private offerings shall not be deemed a violation of this Section 25.2 nor shall Tenant be prohibited from redeeming any of its currently issued and outstanding stock, unless such events result in a material change in the nature of the business conducted by Tenant (i.e. administrative offices for a health care and ancillary service provider).

     25.3. Rents from Subletting or Assignment. In the event Landlord shall consent to an assignment of this Lease or a subletting of the Premises and the amount of the rents (or other compensation) to be paid to Tenant by the assignee or subtenant is greater than the rents required to be paid by Tenant to Landlord pursuant to this Lease or a premium is to be paid to Tenant for an assignment of this Lease, Tenant, after deducting its costs of assignment or subletting, including but not limited to brokers' commissions and the cost of carrying unused space, shall pay to Landlord (unless waived in writing by Landlord) any such excess or any such premium, as the case may be, upon receipt thereof by Tenant from such assignee or subtenant.

     25.4. Procedure for Obtaining Landlord's Consent.

     A. In the event that, at any time or from time to time prior to or during the Term, Tenant desires to assign this Lease, whether by operation of law or otherwise, or sublease all or a portion of the Premises, Tenant shall submit to Landlord for its consideration (a) in writing, the name and address of the proposed subtenant or assignee, a reasonably detailed statement of the proposed subtenant's or assignee's business and reasonably detailed financial references and information concerning the financial condition of the proposed subtenant or assignee, (b) a disclosure of the rents to be paid by any subtenant in excess of the rents reserved hereunder or the premium to be paid for the assignment, and
(c) if a subletting, a description of the area of the Premises to be sublet, Tenant agrees to pay Landlord, as Additional Rent, all costs incurred by Landlord in connection with any actual or proposed assignment or subletting, including, without limitation, the costs of making investigations as to the acceptability of a proposed subtenant or assignee and legal costs incurred in connection with any requested consent.

     B. Landlord's consent to an assignment of this Lease shall be effective upon the execution by Tenant, the assignee, and Landlord of an assignment document prepared by Landlord in which the assignee shall agree to assume, observe, perform, and be bound by, all of Tenant's obligations under this Lease and Tenant shall agree to remain primarily liable for such obligations.

     Any consent by Landlord to a subletting of all or a portion of the Premises shall be deemed to have been given only upon the delivery by Landlord to Tenant of a consent document prepared and executed by Landlord expressly consenting to such subletting.

     26. HOLDING OVER.

     Tenant agrees to vacate the Premises at the end of the Term, and Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term. If Tenant remains in possession of the Premises after the expiration of the Term, such action shall not renew this Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant's remaining in the Premises. If Tenant fails to vacate the Premises as required, Landlord may consider Tenant as either (a) a "Tenant-at-Will" (i.e. month-to-month tenant) liable for the payment of rent at the then market rate as determined by Landlord or (b) as a "Tenant-Holding Over" liable for an amount equal to the actual damages incurred by Landlord as a result of Tenant's holding over, including, without limitation, all actual and consequential damages and attorney's fees, but in no event shall such amount be less than an amount equal to one and one-fourth times the Annual Basic Rent, and Additional Rent, reserved hereunder applicable to the period of the holdover, or twice the Annual Basic Rent, and Additional Rent, if the Landlord has another tenant who wishes to lease the Rental Area. In either event, all other covenants of this Lease shall remain in full force and effect.

     27. SUBORDINATION AND ATTORNMENT.

     This Lease shall be subject and subordinate to the liens of all mortgages, deeds of trust and other security instruments now or hereafter placed upon the Building or any portion thereof and all ground and other underlying leases from which Landlord's interest is derived (said mortgages, deeds of trust, other security instruments, and ground leases being hereinafter referred to as "Mortgages" and the mortgagees, beneficiaries, secured parties, and ground lessors thereunder from time to time being hereinafter called "Mortgagees"), and to any and all renewals, extensions, modifications, or refinancing thereof, without any further act of the Tenant. If requested by Landlord, however, Tenant shall promptly execute any certificate or other document confirming such subordination. Tenant agrees that, if any proceedings are brought for the foreclosure of any of the Mortgages, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser, recognize the purchaser as the landlord under this Lease, and make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give, or purport to give, Tenant any right to terminate this Lease or to alter the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

     Notwithstanding anything contained herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgages to the operation and effect of this Lease without obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgages without regard to the respective dates of execution and/or recordation of such Mortgages and this Lease and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such Mortgages.

     If, in connection with obtaining financing for the Building, a Mortgagee shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially adversely increase the obligations of Tenant hereunder, or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises, or increase the amount of Annual Basic Rent or Additional Rent payable hereunder.

     28. ESTOPPEL CERTIFICATES.

     Tenant shall, without charge, at any time and from time-to-time, within fifteen (13) days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in such form as may be reasonably determined by Landlord, certifying to Landlord, Landlord's Mortgagee, any purchaser of Landlord's interest in the Building, or any other person designated by Landlord, as of the date of such estoppel certificate, the following, without limitation: (a) whether Tenant is in possession of the Premises; (b)whether this Lease is in full force and effect; (c) whether there have been any amendments to this Lease, and if so, specifying such amendments;
(d) whether there are then existing any set-offs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other charges have been paid in advance and the amount of any Security Deposit held by Landlord; (f) that Tenant has no knowledge of any then existing defaults of Landlord under this Lease, or if there are such defaults, specifying them in detail; (g)that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant, or if such event has occurred, specifying it in detail; and (h) the address to which notices to Tenant under this Lease should be sent. Any such certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business. The failure of Tenant to execute, acknowledge and deliver such a certificate in accordance with this Section 28 within fifteen (15) days after a request therefor by Landlord shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such certificate, that such certificate as submitted by Landlord to Tenant is true and correct.

     29. PEACEFUL AND QUIET POSSESSION.

     If and so long as Tenant pays all rents due hereunder and performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, Tenant shall and may enter on, have, hold and enjoy the Premises demised under this Lease, with all the rights, privileges and appurtenances belonging to it, without any eviction, interruption, suit, claim or demand by the Landlord and free from any claim or demand by any other person or entity claiming by, through or under Landlord, subject, however, to the terms of this Lease, claims and demands arising through Tenant and to matters of public record existing as of the date of this Lease.

     30. LANDLORD'S ACCESS TO PREMISES.

     Landlord and its agents may at any reasonable time and without incurring any liability to Tenant, other than liability for personal injuries and damages resulting solely from the negligence or intentional misconduct of Landlord or its agents, enter the Premises to inspect them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Building; provided, however, that in the case of an emergency, Landlord may enter the Premises at any time. Tenant shall allow the Premises to be exhibited by Landlord (a) at any time during normal business hours with forty-eight (48) hours' prior notice to Tenant, to any representative of a lender or to any prospective purchaser of the Building or Landlord's interest therein or (b) within six (6) months of the end of the Term to any persons who may be interested in leasing the Premises.

     31.  BROKERS, COMMISSIONS, ETC.

     Landlord and Tenant acknowledge, represent and warrant each to the other that, no broker, real estate agent or consultant brought about or was involved in the making of this Lease and that no brokerage fee or commission is due from Landlord to Tenant or to any other party as a result of the execution of this Lease. Tenant agrees to indemnify and hold harmless Landlord against any claim by any broker, agent, finder or consultant based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

     32. RECORDATION.

     Neither Landlord nor Tenant shall record this Lease, any amendment to this Lease or any other memorandum of this Lease without the prior written consent of the other party, which consent may be withheld in the sole discretion of either party and, in the event such consent is given, the party requesting such consent and recording shall pay all transfer taxes, recording fees and other charges in connection with such recording. Notwithstanding the above, Tenant covenants that if at any time any mortgagee or ground lessor relating to the financing of the Building shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes, documentary stamp taxes, or both, on this Lease, Tenant, upon the request of Landlord, shall execute such instruments, including a Memorandum of this Lease, as may be necessary to record this Lease, and the parties shall share equally all recording fees, transfer taxes and documentary stamp taxes, payable on, or in connection with, this Lease or such recordation; provided, however, if Landlord's mortgagee or bond holder requires such recordation, Landlord shall pay all such fees, taxes and costs.

     33. MANDATORY STATE CLAUSES.

     A. No employee of the State of Maryland, or any unit thereof, whose duties as such employee include matters relating to or affecting the subject matter of this Agreement, shall, while so employed, become or be an employee of the party or parties hereby contracting with the State of Maryland, or any unit thereof. [COMAR Sec. 21.07.01.05]

     B. Tenant shall comply with the provisions of Article 33, Sections 30-1 through 30-4 of the Annotated Code of Maryland, which require that every person that enters into contracts, leases, or other agreements with the State of Maryland, including its agencies, or a political subdivision of the State, during a calendar year under which the person receives in the aggregate $10,000 or more, shall, on or before February 1 of the following year, file with the Secretary of State of Maryland certain specified information to include disclosure of political contributions in excess of $ 100 to a candidate for elective office in any primary or general election. [COMAR Sec. 21.07.01.20]

     C. Tenant agrees: (a) not to discriminate in any manner against an employee or applicant for employment because of race, color, religion, creed, age, sex, marital status, national origin, ancestry or physical or mental handicap unrelated in nature and extent so as reasonably to preclude the performance of such employment; (b) to include a provision similar to that contained in subsection (a) above in any subcontract except a subcontract for standard commercial supplies or raw materials, and (c) to post and to cause subcontractors to post in conspicuous places available to employees and applicants for employment, notices setting forth the substance of this clause. [COMAR Sec. 21.07.01.O8]

     D. If the General Assembly fails to appropriate sufficient funds or if sufficient funds from an alternative source are not otherwise made available for continued performance by Landlord for any fiscal period of this Lease succeeding the first fiscal period, this Lease shall be canceled automatically as of the beginning of the fiscal year for which funds were not appropriated or otherwise made available. The effect of termination of this Lease hereunder will be to discharge both Landlord and Tenant from future performance of this Lease, except any obligations which by the terms of this I-ease survive such termination, including, without limitation, indemnification relating to matters arising under this Lease prior to the effective date of termination or Tenant's surrender of the Premises, whichever occurs later. [COMAR Sec. 21.07.01.10]

     E.   Tenant hereby represents and warrants that:

          1. It is qualified to do business in the State of Maryland and that it will take such action as, from time to time hereafter, may be necessary to remain so qualified;

          2. It is not in arrears with respect to the payment of any monies due and owing the State of Maryland, or any department or unit hereof, including, but not limited to, the payment of taxes and employee benefits, and that it shall not become so in arrears during the Term;

          3. It shall comply with all federal, state and local laws, regulations and ordinances applicable to its activities and obligations under this Lease; and

          4. It shall obtain at its expense all licenses, permits, insurance, and governmental approvals, if any, necessary to the performance of its obligations under this Lease. [COMAR 21.07.01.22]

     F. Tenant shall, simultaneously with the execution of this Lease, complete and sign the affidavit attached hereto as Schedule G and made a part hereof. [COMAR Sec. 21.07.01.25]

     34.   MISCELLANEOUS.

     34.1. Separability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     34.2. Applicable Law. This Lease shall be given effect and construed by application of the laws of the state where the Building is located, and any action or proceeding arising hereunder shall be brought in the courts in Baltimore City.

     34.3. Authority. If Tenant is a corporation or partnership, the person executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and validly existing; that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant and is binding upon and enforceable against Tenant in accordance with its terms. The person executing this Lease on behalf of Landlord represents that Landlord has the necessary authority to enter into this Lease.

     34.4. Integration of Agreements. This writing is intended by the parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties hereto are incorporated herein. No course of prior dealings between the parties or their agents shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the parties or their agents shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified by a writing signed by each of the parties hereto.

     34.5. Third Party Beneficiary. Except as expressly provided elsewhere in this Lease, nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

     34.6. Captions; Gender. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof. As used in this Lease and where the context so requires, the singular shall be deemed to include the plural and the masculine shall be deemed to include the feminine and neuter, and vice versa.

     34.7. Successors and Assigns. Subject to the express provisions of this Lease to the contrary (e.g., Section 25), the terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     34.8. No Partnership. No term, covenant or agreement contained in this Lease shall act to or be deemed or constructed to create a partnership or joint venture of or between Landlord and Tenant or to create any other relationship between the parties other than that of lessor and lessee.

     34.9. Notices. All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall he deemed to have been properly given if sent by United States certified mall, return receipt requested postage prepaid, or hand delivered, or overnight delivery with receipt requested, addressed to Landlord or Tenant, at the Landlord Notice Address and Tenant Notice Address, respectively. Either party may designate a change of address by written notice to the other party, in the manner set forth above. Notice, demand and requests which shall be served by certified mail in the manner aforesaid, shall be deemed to have been given three
(3) days after mailing or upon earlier refusal of delivery by the addressee. Notices sent by overnight delivery shall be deemed to have been given the day actually delivered or upon earlier refusal of delivery by the addressee.
Without intending to limit the generality of the foregoing requirement that all notices, demands and requests be in writing, there are certain provisions in this Lease where, for emphasis alone, such requirement is reiterated.

     34.10. Effective Date of this Lease. Unless otherwise expressly provided, all terms, conditions and covenants by Tenant contained in this Lease shall be effective as of the date first above written.

     34.11. Mechanics' Liens. Except as to Tenant Improvements, Alterations or other work at or for the Premises by Landlord, its contractors or agents, in the event that any mechanics' or materialmen's liens shall at any time be filed against the Premises purporting to be for work, labor, services or materials performed or furnished to Tenant or anyone holding the Premises through or under Tenant, Tenant shall cause the same to be discharged of record or bonded within forty-five (45) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged within forty-five (45) days after the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due; and the amount so paid by Landlord, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord, as Additional Rent, on the first day of the next succeeding month. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant upon credit and that no mechanics', materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the land and improvements of which the Premises are a part. Landlord shall have the same obligations as Tenant and Tenant the same rights as Landlord under this Section 34.11 with regard to the Common Area and other portions of the Building, excluding the Premises.

     34.12. Waiver of Right of Redemption. Tenant hereby expressly waives (to the extent legally permissible) for itself and all persons claiming by, through or under it, any right of redemption or right to restore the operation of this Lease under any present or future law in the event Tenant is dispossessed for any proper cause, or in the event Landlord shall obtain possession of the Premises pursuant to the terms of this Lease. Tenant understands that the Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.

     34.13. Mortgagee's Performance. If requested by any Mortgagee, Tenant shall give such Mortgagee written notice of any default by Landlord under this Lease and a reasonable opportunity to cure such default, provided that such Mortgagee has entered into a non-disturbance agreement with Tenant. Tenant shall accept performance of any of Landlord's obligations hereunder by any ground lessor or mortgagee relating to the financing of the Building.

     34.14. Mortgagee's Liability. No mortgagee or ground lessor relating to the financing of the Building, not in possession of the Premises or the Building, shall have any liability whatsoever hereunder.

     34.15. Schedules. Each writing or plat referred to herein as being attached hereto as a schedule or exhibit is hereby made a part hereof, with the same full force and effect as if such writing or plat were set forth in the body of this Lease.

     34.16. Time of Essence. Time shall be of the essence of this Lease with respect to the performance by Tenant of its obligations hereunder.

     34.17. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto. No amendments of this Lease entered into by Landlord and Tenant, as aforesaid, shall impair or otherwise affect the obligations of any guarantor of Tenant's obligations hereunder, all of which obligations shall remain in full force and effect and pertain equally to any such amendments, with the same full force and effect as if the substance of such amendments was set forth in the body of this Lease.

     34.18. [Intentionally Left Blank]

     34.19. Landlord's Lease with Baltimore Orioles Limited Partnership.
Tenant acknowledges that Landlord has entered into agreements (with amendments, the "Orioles Agreements") with the Baltimore Orioles Limited Partnership, regarding, among other matters, uses of space, rights to parking, advertising, promotions, intellectual property, concessions, maintenance and repair of not only Oriole Park at Camden Yards (the "Ballpark"), the grounds and walkways surrounding the Ballpark, the Camden Yards Warehouse Building and portions of the pedestrian walkway known as Eutaw Street, but also other portions of the area bounded by Camden Street on the north, Howard Street and Interstate 395 on the east, Russell Street on the west and Ostend Street on the south ("Camden Yards"), including parking areas, the exterior and certain interior spaces of the Camden Yards Warehouse Building, Camden Station and pedestrian and vehicular access to Camden Yards. Tenant recognizes that Landlord's obligations under the Orioles Agreements will affect, among other matters, the ability of Landlord to approve any changes in use, implement or change the Rules and Regulations and grant consents required to assign or sublet the Premises or to place signs, decorations or other material on the exterior of the Building or portions of the Premises visible from the exterior. Tenant acknowledges the existence of the Orioles Agreements and accepts the Premises subject to Landlord's obligations thereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under their respective seals as of the day and year first above written.



ATTEST:                              LANDLORD:
                                     MARYLAND STADIUM AUTHORITY



                                     By:  /s/ Bruce Hoffman            (SEAL)
____________________________              _____________________________
Name:                                Name: Bruce H. Hoffman, P.E.
Title:                               Title:   Executive Director


ATTEST:                              TENANT:
                                     PHYSICIANS QUALITY CARE, INC.


/s/ Nancy J. Kelley                  By:  /s/ Jerilyn P. Asher         (SEAL)
____________________________              _____________________________
Name:                                Name:
Title                                Title: